Exhibit 10.2
RESTRICTED STOCK AGREEMENT

PURSUANT TO THE
AMENDED AND RESTATED
NETSPEND HOLDINGS, INC.
2004 EQUITY INCENTIVE PLAN

1. General.  Pursuant to the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”), Restricted Stock shall be issued to ________________ (the “Participant”), as of ______________ (the “Grant Date”) as hereinafter provided subject to certain restrictions thereon.  The Restricted Stock shall be issued to the Participant upon acceptance hereof by the Participant of the conditions of this Restricted Stock Agreement (this “Agreement”).  Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan.  This Agreement and the Restricted Stock to which it relates are subject to the terms and conditions of the Plan, a copy of which is attached hereto.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.

2. Number of Shares of Restricted Stock.  This Agreement shall represent the grant of _______ shares of Common Stock (the “Restricted Stock”).

3. Vesting of Restricted Stock.  The Restricted Stock shall become vested upon the first anniversary of the Grant Date, subject to the Participant’s continued service with the Company or an Affiliate through the applicable vesting date or event.

4. Representations of the Participant. The Participant hereby (a) accepts the award of Restricted Stock described in Section 2 of this Agreement, (b) agrees that the Restricted Stock will be held by him or her and his or her executors, administrators, heirs, representatives and assigns subject to (and will not be disposed of except in accordance with) all of the restrictions, terms and conditions contained in this Agreement and the Plan, and (c) agrees that any certificates issued for the Restricted Stock may bear the following legend or such other legend as the Company, from time to time, deems appropriate:

“The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (“Plan”) and an award agreement entered into between the registered owner and NetSpend Holdings, Inc.  Copies of the Plan and award agreement are on file in the Legal Department of NetSpend Holdings, Inc.”

5. Certificates; Voting and Dividend Rights; Transferability.

The Company, in its discretion, may either (i) make a bookkeeping entry that reflects the Restricted Stock granted pursuant to this award, and refrain from issuing stock certificates to the Participant, (ii) issue, at a time the Company deems appropriate, stock certificates for the Restricted Stock registered in the Participant’s name that the Company or its designee will hold until the shares of Restricted Stock vest or the restrictions otherwise lapse, or (iii) issue, at a time the Company deems appropriate, stock certificates for the Restricted Stock registered in the Participant’s name that bear whatever legend the Company determines appropriate, including, but not limited to, the legend in Section 4 above. If the Company issues stock certificates before the shares vest or the restrictions otherwise lapse, the Participant will execute and deliver to the Company or its designee a stock power endorsed in blank relating to the Restricted Stock, and the Company or its designee will hold the stock certificates until the shares vest or the restrictions otherwise lapse.

(a) The Participant shall have voting and dividend rights unless and until the shares of Restricted Stock are canceled or forfeited pursuant to the provisions of this Agreement.  Notwithstanding the foregoing, dividends issued with respect to unvested shares of Restricted Stock shall be held in a suspense account until the underlying shares vest, and shall be forfeited if the underlying shares of Restricted Stock are canceled or forfeited.

(b) Except as otherwise provided in this Agreement or the Plan, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the shares of Restricted Stock until such shares become vested in accordance with Section 3 hereof.  Any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Agreement or the Plan shall be void ab initio; the Company, and its stockholders shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any transferee as one of its stockholders for any purpose.

6. Withholding.

In the event the Company is required to withhold taxes in connection with the grant, vesting or disposition of the Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company, regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the Restricted Stock. The Restricted Stock shall be forfeited, unless the Participant has made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.  The Participant acknowledges that, while the Participant is serving in the capacity of a non-employee director, unless otherwise required by law, shares of Restricted Stock will not be subject to any deduction or withholding by the Company for federal, state, local and foreign payroll, withholding and social security taxes, or any unemployment and workers’ compensation insurance costs, all of which taxes and deductions shall remain the exclusive responsibility of the Participant.

7. No Evidence of Director Relationship.

Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right with respect to the continuation of his or her service relationship with the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate (subject to the terms of any separate agreement to the contrary), at any time to terminate such service relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the award of Restricted Stock.  For the avoidance of doubt, this award of Restricted Stock shall not guarantee continued service for the length of all, or any portion of, the vesting schedule set forth in Section 3.

8. Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, addressed as follows:

if to the Participant, to the address set forth in the personnel records of the Company (or an Affiliate thereof); and

if to the Company, to:

NetSpend Holdings, Inc.
c/o NetSpend Corporation
Austin Centre
701 Brazos Street, 12th Floor
Austin, TX  78701
Attention:  Legal Department:  Equity Incentive Plan

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (x) when delivered, if personally delivered, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier, or (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.  Additionally, the Company may deliver notices and other communications as set forth in Section 15(d) hereof.

9. No Waiver.

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

10. Section 83(b) Election.  In the event the Participant files an election with the Internal Revenue Service under Section 83(b) of the Code, the Participant shall deliver to the Company a copy of such election filed by the Participant within 30 days of the Grant Date.

11. Participant Undertaking.

The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

12. Successors and Assigns.

Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Participant and the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be (including subsequent holders of Restricted Stock).

13. Modification of Rights.

The rights of the Participant are subject to modification, forfeiture and termination in certain events as provided in this Agreement and the Plan.

14. Governing Law.

(a) This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself or herself and his or her property, to the nonexclusive jurisdiction of any Delaware State court or any federal court of the United States of America sitting in the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in any such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he or she and it may legally and effectively do so, any objection that he or she and it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Delaware state or federal court sitting in the State of Delaware.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

15. Electronic Delivery.

(a) If, to the extent permitted by the Committee, the Participant executes this Agreement electronically, for the avoidance of doubt Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or another third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.

(b) If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.

(c) If Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes the Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single award of Restricted Stock relating to the number of shares of Common Stock set forth in Section 2 and (ii) any subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.

(d) The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the award of Restricted Stock, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Legal Department of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.

16. Administration.

Any determination by the Committee in connection with any question or issue arising under this Agreement or the Plan shall be conclusive and binding on the Participant and all other persons having an interest hereunder.

17. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Entire Agreement.

This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

19. WAIVER OF JURY TRIAL.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

NETSPEND HOLDINGS, INC.

By:
Title:

PARTICIPANT

Name: